Exhibit 99.1

PRESS RELEASE

NEW MANAGEMENT TEAM AND BUSINESS PLAN FOR GALLERY MANAGEMENT HOLDING CORP.

Lake Oswego, Oregon – As of February 27, 2012, a new management team has taken control of Gallery Management Holding Corp. and implemented a new business plan for the recycling and remediation of waste from oil and gas production and refineries, oil lakes and lagoons, tank bottom sludge, drill cuttings, and produced and production water.   The new management team has more than 150 years of combined experience in the treatment of waste and has designed, built and operated facilities throughout the world.  The company has developed unique, industry –leading thermal remediation and recycling technologies and anticipates that it will very shortly enter into significant agreements with internationally recognized leaders in the oil and gas industry.

Patrick Garrett, the companies new CEO, commented, “We are very excited to bring our experience, expertise and relationships into this new venture.  We believe that our pending contracts and new proprietary technologies will quickly make our company recognized and respected in the industry.   The combination of our technology, management’s experience and established relationships is truly creating an opportunity to quickly establish long-term contracts with the major oil and gas producers, as well as national oil companies and oil field service providers.”

ABOUT GALLERY MANAGEMENT HOLDING CORP.

Gallery Management Holding Corp. (GMHC.OB) has been reorganized to provide oil and gas field waste stream management and removal.   The company’s new website is under construction and will be launched at www.t5corp.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Gallery Management Holding Corp.. and plans, products and related market potential. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Gallery Management Holding Corp.’s filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Gallery Management Holding Corp. undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Contact:

Gallery Management Holding Corp.
4 Grouse Terrace
Lake Oswego, OR  97035